Exhibit 23.1 Consent of Independent Registered Public Accountant

To the Board of Directors
Northeast Bancorp
Lewiston, Maine

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-85206), (No. 33-32095), (No. 33-58538), (No. 33-32096), (No. 33-87976) and (No. 333-135452) of Northeast Bancorp of our report dated September 17, 2010, related to our audit of the consolidated financial statements of Northeast Bancorp and Subsidiary included in the Annual Report Form 10-K for the year ended June 30, 2010.

/s/SHATSWELL, MacLEOD & Company, P.C.
SHATSWELL, MacLEOD & Company, P.C.
West Peabody, Massachusetts
September 23, 2010